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                                                                    EXHIBIT 3.12

                                  REGULATIONS

                                      OF

                   DIALYSIS SPECIALISTS OF SOUTH TEXAS, LLC.

                                   ARTICLE I

                           OFFICES AND COMPANY SEAL
                           ------------------------

     1.   PRINCIPAL OFFICE.  The principal office of the Company shall be
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located at 4300 2-1 South Padre Island Drive, Corpus Christi, Texas.

     2.   OTHER OFFICES.  The Company may also maintain offices at such other
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place or places, within the State of Texas, as may be designated from time to time by the Members of the Company, and the business of the Company may be transacted at such other offices with the same effect as that conducted at the principal office.

     3.   COMPANY SEAL.  A company seal shall not be requisite to the validity
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of any instrument executed by or on behalf of the Company, but may be used.

                                  ARTICLE II

                                  FISCAL YEAR
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     1.   FISCAL YEAR.  The fiscal year of the Company shall begin on the first
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day of January and end on the last day of December.

                                  ARTICLE III

                                    MEMBERS
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     1.   POWERS.  The business and affairs of the Company shall be managed by
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its Members.

     2.   PLACE OF MEETINGS.  The Members of the Company may hold meetings, both
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regular and special, either within or without the State of Texas.

     3.   ANNUAL MEETINGS.  The annual meeting of the members shall be held the
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first Wednesday in March if not a legal holiday, and if a legal holiday, then on the next secular day following, or at such other date and time as shall be designated from time to time by the members and stated in the notice of the meeting. At the annual meeting, members shall elect Officers and transact such other business as may properly be brought before the meeting.

Limited Liability Company Regulations

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     4.   REGULAR MEETINGS. Regular meetings of the Members may be held without
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notice at such time and at such place as shall from time to time be determined by the Members.

     5.   SPECIAL MEETINGS. Special meetings of the Members may be called by the
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President or the Secretary on one (1) day's notice to each Member, either personally, by mail, by telegram, or by telephone; special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of a majority of Members.

     6.   QUORUM: ADJOURNMENT: MAJORITY REQUIRED. A majority of the Members of
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the Company shall constitute a quorum. The concurrence of a majority of those present shall be sufficient to conduct the business of the Company, except as may be otherwise specifically provided by statute, the Articles of Organization or these Regulations. If a quorum shall not be present at any meeting of the Members, the Members then present may adjourn the meeting to another time or place, without notice other than announcement at the meeting, until a quorum shall be present.

     7.   ACTION WITHOUT MEETING. Unless otherwise restricted by the Articles of
          ----------------------
Organization or these Regulations, any action required or permitted to be taken at any meeting of the Members or of any committee thereof may be taken without a meeting, if all Members or members of the committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Members or committee.

     8.   COMPENSATION. The Members may be paid their expenses, if any, of
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attendance at each meeting of the Members and may be paid a fixed sum for attendance at each meeting of the Members or a stated salary for a Member. No such payment shall preclude any Member from serving the Company in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings. The amount or rate of such compensation of Members or of Committees shall be established by the Members and shall be set forth in the minutes of the meeting.

     9.   WAIVER OF NOTICE. Attendance of a Member at a meeting shall constitute
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waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Any Member may waive notice of any annual, regular, or special meeting of Members by executing a written waiver of notice either before or after the time of the meeting.

                                  ARTICLE IV

                                   OFFICERS
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     1.   DESIGNATION OF TITLES. The officers of the Company shall be chosen by
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the Members and shall be a President, a Vice President, a Secretary, and a
Treasurer. Any

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number of offices, except the offices of President and Secretary, may be held by the same person, unless the Articles of Organization or these Regulations otherwise provide.

     2.  APPOINTMENT OF OFFICERS. At their annual meeting, the Members shall
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choose a President, one or more Vice Presidents, a Secretary and a Treasurer, each of whom shall serve at the pleasure of the Members. The President and Secretary shall be a different person. The Members at any time may appoint such other officers and agents as they shall deem necessary to hold offices at the pleasure of the Members and to exercise such powers and perform such duties as shall be determined from time to time by the Members.

     3.  SALARIES. The salaries of the officers shall be fixed from time to time
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by the Members, and no officer shall be prevented from receiving such salary by reason of the fact that he is also a Member. The salaries of the officers or the rate by which salaries are fixed shall be set forth in the minutes of the meetings of the Members.

     4.  VACANCIES. A vacancy in any office because of death, resignation,
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removal, disqualification or otherwise may be filled by the Members at any time.

     5.  PRESIDENT. The President shall preside at all meetings of Members. He
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or she shall sign all deeds and conveyances, all contracts and agreements, and all other instruments requiring execution on behalf of the Company, and shall act as operating and directing head of the Company, subject to policies established by the Members.

     6.  VICE PRESIDENT. There shall be as many Vice Presidents as shall be
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determined by the Members from time to time, and they shall perform such duties as from time to time may be assigned to them. Any one of the Vice Presidents, as authorized by the Members, shall have all the powers and perform all the duties of the President in case of the temporary absence of the President or in case of his or her temporary inability to act. In case of the permanent absence or inability of the President to act, the office shall be declared vacant by the Members and a successor chosen by the Members.

     7.  SECRETARY. The Secretary shall see that the minutes of all meetings
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of the Members, and of any standing committees are kept. He or she shall be the custodian of the company seal and shall affix it to all proper instruments when deemed advisable by him or her. He or she shall give or cause to be given required notices of all meetings of the Members. He or she shall have charge of all the books and records of the Company except the books of account, and in general shall perform all the duties incident to the office of Secretary of a Company and such other duties as may be assigned to him or her.

     8.  TREASURER. The Treasurer shall have general custody of all the funds
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and securities of the Company except such as may be required by law to be deposited with any state official. He or she shall see to the deposit of the funds of the Company in such bank or banks as the Members may designate. Regular books of account shall be kept under his or her direction and supervision, and he or she shall render financial statements to the President, and Members at proper times. The Treasurer shall have charge of the preparation and filing of such reports, financial statements, and returns as may be required by law. He or she shall give to the Company such fidelity bond as may be required, and the premium therefore shall

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be paid by the Company as an operating expense.

     9.   ASSISTANT SECRETARIES. There may be such number of Assistant
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Secretaries as from time to time the Members may fix, and such persons shall perform such functions as from time to time may be assigned to them. No Assistant Secretary shall have the power or authority to collect, account for, or pay over any tax imposed by any federal, state or city government.

     10.  ASSISTANT TREASURERS. There may be such number of Assistant Treasurers
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as from time to time the Members may fix, and such persons shall perform such functions as from time to time may be assigned to them. No Assistant Treasurer shall have the power or authority to collect, account for, or pay over any tax imposed by any federal, state or city government.

     11.  REMOVAL. Any officer elected or appointed by the Members may be
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removed by the Members whenever in its judgement the best interests of the
Company would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election of an officer shall not of itself create contract rights.


                                   ARTICLE V

                                MEMBER LIABILITY
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     No Member shall be personally liable to the Company or to its members except to the extent that such limitation of liability is prohibited by the provisions of Texas law, and except for Member liability resulting from (a) any breach of the Member's duty of loyalty to the Company or to its members; (b) acts or omissions which are not in good faith or which involve intentional misconduct or a knowing violation of law; (c) any transaction from which the Member derived an improper personal benefit.


                                  ARTICLE VI

                                INDEMNIFICATION
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     1.   POWER TO INDEMNIFY. The Company may indemnify a Member, officer,
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employee or agent who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, if he or she acted, or failed to act, in good faith and in a manner he or she reasonably believed and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In an action not by or in the right of the Company, such indemnification may include expenses, attorney fees, judgments, fines and amounts paid in settlement actually and reasonably incurred. In an action by or in the right of the Company, such indemnification may include expenses, attorney fees and amounts paid in settlement actually and reasonably incurred, but shall not include judgments and fines.

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     2.   LIMITS ON INDEMNIFICATION. No person shall be indemnified if he or she
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has been adjudge to be liable to the Company, unless otherwise ordered by the court. The Company may refuse indemnification to any person who unreasonably refuses to permit the Company, at its own expense and through counsel of its own choosing, to defend him or her in the action.

     3.   DECISION-MAKING. A decision to indemnify a person shall be made by one
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of the following: a majority vote of a quorum consisting of disinterested
Members; if such quorum is not obtainable, a written opinion of independent legal counsel appointed by a majority of the disinterested Members; if there are not disinterested Members, the court or other body before which the action was brought, or any court of competent jurisdiction.

                                  ARTICLE VII

                        REPEAL, ALTERATION OR AMENDMENT
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     The Articles of Organization, and Regulations may be repealed, altered, or amended only by a two-thirds (2/3) vote of the Members.

                                 ARTICLE VIII

                        CERTIFICATES OF OWNERSHIP AND
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                                THEIR TRANSFER
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     1.   CERTIFICATES OF OWNERSHIP. Certificates representing ownership
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interest in the Company shall be signed by the president or any vice president and by the secretary or an assistant secretary, treasurer or assistant treasurer of the Company. If both the signatures of the officers be by facsimile, the certificate shall be manually signed by or on behalf of a duly authorized transfer agent or clerk. Each certificate shall be consecutively numbered or otherwise identified, and shall also state the name of the person to whom issued, the ownership interest, the date of issue, that the Company is organized under Texas law, and any express terms represented by such certificate.

     The name and address of each member, ownership interest, and the date on which the certificates were issued shall be entered on the books of the Company. The person in whose name the ownership interests stand on the books of the Company shall be deemed the owner thereof for all purposes with regard to the Company.

     2.   LOST CERTIFICATES. If a certificate has allegedly been lost or
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destroyed, the Members may in their discretion, except as may be required by law, direct that a new certificate be issued upon such indemnification and other reasonable requirements as it may impose.

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     3.   TRANSFERS OF CERTIFICATE.  Transfers of Certificates of Ownership in
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the Company shall be recorded on the books of the Company and, except in the case of a lost or destroyed certificate, shall be made on surrender for cancellation of the certificate for such ownership. A certificate presented for transfer must be duly endorsed and accompanied by proper guaranty of signature and other appropriate assurances that the endorsement is effective.


                           CERTIFICATE OF SECRETARY
                           ------------------------

     I hereby certify that the foregoing copy of the Regulations is a true and correct copy of the Regulations of the Company as the same were adopted at the first meeting of the Members.


Dated:  7/28/95                             /s/ Martin Fox
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                                            SECRETARY

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